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                                                                   EXHIBIT 10.27

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS FOR SUCH LAWS AS MAY THEN BE IN EFFECT, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                           WARRANT TO PURCHASE SHARES
                                 OF COMMON STOCK

Company: First Virtual Corporation (the "Company"), and any corporation that shall succeed to the obligations of the Company under this Warrant.

Number of Shares:            125,000
Class of Stock:              Common Stock
Initial Warrant Price:       $8.00 per share
Expiration Date:             March 1, 2003
Date of Grant:               March 12, 1998

        THIS CERTIFIES THAT, for value received, Hambrecht & Quist Guaranty Finance, LLC, a California limited liability company, or nominees, is entitled to purchase the above number (as adjusted pursuant to Section 5 hereof) of fully paid and nonassessable shares of the above Class of Stock of the Company at the Initial Warrant Price above (as adjusted pursuant to Section 5 hereof), subject to the provisions and upon the terms and conditions set forth herein.

        1.     Definitions.

        As used herein, the following terms, unless the context otherwise requires, shall have the following meanings:

               (a) "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder, as shall be in effect at the time.

               (b) "Average Amount Unborrowed" shall mean Five Million Dollars ($5,000,000) minus the average principal balance outstanding under the Loan Agreement from the date of the Loan Agreement through December 31, 1998.

               (c) "Common Stock" shall mean shares of the presently authorized common stock of the Company and any stock into which such common stock may hereafter by exchanged.

               (d) "Eligible Shares" shall mean fifty percent (50%) of the Number of Shares Holder is originally entitled to purchase (125,000), as that Number of Shares is adjusted pursuant to Section 5.


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               (e) "Holder" shall mean any person who shall at the time be the holder of this Warrant.

               (f) "Loan Agreement" shall mean that Loan and Security Agreement between the Company, as Debtor, and Holder, as Secured Party dated as of even date herewith.

               (g) "Shares" shall mean the shares of the Class of Stock that the Holder is entitled to purchase upon exercise of this Warrant, as adjusted pursuant to Section 5 hereof.

               (h) "Warrant Price" shall mean the Initial Warrant Price at which this Warrant may be exercised, as adjusted pursuant to Section 5 hereof.

        2.     Exercisability, Duration and Term of Warrant.

               2.1. Repurchase Right. A portion of the purchase rights under this Warrant may be repurchased by the Company (the "Repurchase Right") at any time after December 31, 1998 and before January 15, 1999, if less than $5,000,000 of principal is outstanding on one or more days beginning on the date of the Loan Agreement and until December 31, 1998, as further described herein.

               (a) The number of shares subject to the Repurchase Right (the "Repurchasable Shares") shall be equal to the product of [A] Eligible Shares, times [B] Average Amount Unborrowed, divided by [C] $5,000,000, as those terms are defined herein.

               (b) The Company may elect to exercise its Repurchase Right as to Repurchasable Shares by giving written notice to Holder and paying Holder a fee equal to one cent ($0.01) for each Repurchaseable Share the Company elects to repurchase, at any time after December 31, 1998 and before January 15, 1999 (the "Election Notice").

               (c) Upon receipt by Holder of an Election Notice, Holder will surrender this Warrant at the principal office of Company, and a new Warrant (with the same Date of Grant as the Date of Grant hereof) representing the portion of the Shares with respect to which this Warrant shall not then have been subject to an election to repurchase shall also be issued to the Holder within such thirty (30) day period.

               2.2. Term. The purchase right represented by this Warrant, that is not subject to the Repurchase Right, is exercisable, in whole or in part, on or before the Expiration Date. The purchase right for the shares represented by this Warrant that are subject, or may be subject, to the Repurchase Right pursuant to Section 2.1(a) above may not be exercised prior to January 16, 1999, which date is the date following the expiration of the Repurchase Right.

               2.3 Automatic Repurchase Prior to Expiration of Repurchase Right. To the extent that the Repurchase Right is not exercised by the Company on or prior to January 15, 1999, then the Repurchase Right shall be deemed automatically exercised pursuant to this Section 2 immediately prior to the expiration of the Repurchase Right. To the extent that the Repurchase Right is exercised in accordance with this Section 2, the Company will pay Holder a fee of one cent ($0.01) for each Repurchaseable Share repurchased and issue a replacement Warrant to the Holder for the remaining number of Shares subject to the purchase rights represented by this Warrant.